Press Release
FOR RELEASE: April 7, 2022

APOGEE ENTERPRISES REPORTS FISCAL 2022 FOURTH QUARTER AND FULL YEAR RESULTS

•Fourth-quarter revenue grows 6 percent, to $328 million

•Fourth-quarter loss of $(0.67) per diluted share; with adjusted earnings of $0.91 per diluted share, up 44 percent over prior year

•Repurchased $71 million of stock in the fourth quarter; $100 million for the full year

•Provides guidance for fiscal 2023, forecasting earnings of $2.90 to $3.30 per diluted share

MINNEAPOLIS, MN, April 7, 2022 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced its fiscal 2022 fourth-quarter and full-year results. Fourth-quarter revenue grew 6.3 percent to $328.0 million, compared to $308.6 million in the fourth quarter of fiscal year 2021, led by growth in Architectural Services and Architectural Framing Systems. The company reported a net loss of $(0.67) per diluted share in the fourth quarter, which included a non-cash, pre-tax impairment charge of $49.5 million in the Architectural Framing Systems segment, $6.3 million of pre-tax restructuring costs, and a $19.5 million gain on the sale of assets. This compares to a net loss of $(1.65) per diluted share in last year’s fourth quarter, which included $75 million of pre-tax impairment and restructuring costs. Adjusted earnings in this year’s fourth quarter were $0.91 per diluted share, up from $0.63 in the prior-year period.1

Full-year fiscal 2022 revenue grew 7 percent to $1.31 billion, from $1.23 billion in the prior-year. Full-year earnings were $0.14 per diluted share, compared to $0.59 in fiscal 2021, with full-year adjusted earnings per share of $2.48, up from $2.40 in fiscal 2021.

Commentary
“Our team continued to build momentum in the fourth quarter, delivering revenue growth, and increased adjusted earnings in what remains a challenging operating environment,” said Ty R. Silberhorn, Chief

1 Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. See Use and Reconciliation of Non-GAAP Financial Measures later in this press release for more information and a reconciliation to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Executive Officer. “I am proud of what our team accomplished in fiscal 2022, achieving full-year revenue and adjusted earnings per share growth, while driving significant progress on our new strategy to position the company for long-term profitable growth.”

Mr. Silberhorn continued, “Looking ahead, we will continue to execute our three-pillar strategy, working to become the economic leader in our target markets, actively managing our portfolio to improve margins and returns, and strengthening our core capabilities to enable profitable growth. I am confident our team will drive further progress toward our financial goals in the new fiscal year.”

Segment Results

Architectural Framing Systems
Architectural Framing Systems fourth-quarter revenue grew 9 percent, to $143.1 million, from $131.1 million in the prior-year period, primarily driven by inflation-related pricing actions, partially offset by lower volume. Framing Systems had a fourth-quarter operating loss of $(43.8) million, which included a $49.5 million impairment charge taken on intangible assets in the Sotawall business. This compares to an operating loss of $(71.0) million in last year’s fourth quarter, which included $70.1 million of impairment charges and $4.4 million of restructuring costs. Fourth quarter adjusted operating income2 was $5.4 million, compared to $3.5 million in the prior-year period, reflecting improved pricing and the benefits from restructuring actions, which offset the impact of inflation. Segment backlog increased to $429 million, up from $419 million at the end of the third quarter.

Architectural Glass
Architectural Glass revenue in the fourth quarter was $72.5 million, compared to $82.0 million in the prior-year quarter, primarily reflecting lower volume. Operating income was $17.9 million, which included a $19.5 million gain on the sale of assets, and $6.2 million of restructuring costs. This compares to operating income of $3.4 million in last year’s fourth quarter, which included $0.2 million of restructuring costs. Adjusted operating income increased to $4.7 million, from $3.6 million in the prior-year quarter, driven by improved pricing and productivity, which offset the impact of inflation and lower volume.

Architectural Services
Architectural Services revenue grew 21 percent to a record $98.7 million, up from $81.9 million in the prior-year quarter, driven by increased volume from executing projects in backlog. Fourth-quarter operating income increased to a record $11.8 million, compared to $10.7 million in the prior-year period, primarily reflecting the increased volume, partially offset by the impact of inflation. For the full year, Architectural Services achieved record sales of $349.4 million and record operating income of $32.7 million. Segment backlog ended the quarter at $518 million, compared to $572 million at the end of the third quarter.

Large-Scale Optical
Large-Scale Optical revenue grew 23 percent to $26.6 million, up from $21.6 million in the fourth quarter last year, primarily driven by a more favorable sales mix. Operating income was $6.3 million, compared to $6.1 million in last year’s fourth quarter, primarily reflecting the more favorable sales mix, partially offset by increased operating costs. For the full year, LSO achieved record revenue of $101.7 million, exceeding $100 million of annual sales for the first time.

Financial Condition
Net cash provided by operating activities in fiscal 2022 was $100.5 million, compared to $141.9 million in fiscal 2021. Cash flow in the prior year benefited from reduced working capital and temporary actions related to the pandemic. Capital expenditures for the fiscal year were $21.8 million, down from $26.2 million last year,

2 Adjusted operating income is a non-GAAP financial measure. See Use and Reconciliation of Non-GAAP Financial Measures later in this press release for more information and a reconciliation to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

as the company slowed some investments while it conducted its strategic review. In the fourth quarter, the company repurchased 1.54 million shares of stock for $71.3 million. For the full year, the company returned $120.7 million of cash to shareholders through share repurchases and dividend payments, up from $52.5 million in fiscal 2021.

Year-end total debt was $163 million, compared to $165 million at the end of fiscal 2021. Cash and cash equivalents were $37.6 million, compared to $47.3 million at the end of fiscal 2021.

Restructuring
On August 11, 2021, the company announced plans to realign and simplify its business structure. During the fourth quarter, the company incurred $6.3 million of pre-tax restructuring charges related to this announcement, bringing the year-to-date total to $30.5 million. In the fourth quarter, $6.1 million of restructuring costs were included in cost of sales and $0.2 million were included in selling, general and administrative expenses. For the full year, $28.2 million of restructuring costs were included in cost of sales and $2.3 million were a part of selling, general and administrative expenses. The company expects the restructuring actions will be substantially completed by the end of the first quarter of fiscal 2023.

The $19.5 million gain on the sale of assets in the Architectural Glass segment was included in cost of sales, and the $49.5 million impairment in Framing Systems was included in selling, general, and administrative expenses.

Outlook
The company is providing initial guidance for fiscal year 2023, with full year adjusted earnings expected to be in the range of $2.90 to $3.30 per diluted share. The company expects revenue growth in fiscal 2023, primarily driven by growth in Architectural Framing Systems. The company forecasts full year capital expenditures of $35 to $40 million.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update. This call will be webcast and is available in the Investor Relations section of the company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural products and services for enclosing buildings, and glazing products for framing art. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes high-performance architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure in recent reporting periods include: impairment charges, restructuring costs, acquired project-related charges, gains or losses from significant asset sales, and COVID-19 related expenditures.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength. However, free cash flow does

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

not fully reflect the company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Net Debt is a non-GAAP measure defined as the sum of long-term and current debt on our consolidated balance sheet, less cash and cash equivalents. The company considers this measure helpful to evaluate our capital structure and financial leverage, and our ability to fund investing and financing activities.
•Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of the company.
•Return on average invested capital (“ROIC”) is a non-GAAP financial measure that we define as operating income (adjusted for certain items that are unusual in nature or whose fluctuations from period to period do not necessarily correspond to changes in the operations of the company) after tax, divided by average invested capital. We believe this measure is useful in understanding operational performance and capital allocation over time.

An operational measure that management uses is backlog. Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial number of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog.

Management uses non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the company , including the following: (A) uncertainty regarding the potential impacts and duration of the COVID-19 pandemic; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the condition of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) departure of key personnel and ability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could affect the profitability of individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security threats; (N) cost of compliance with and changes in environmental regulations; (O) fluctuations in the availability and cost of materials used in our products and the impact of trade; (P) integration of recent acquisitions and management of acquired contracts; (Q) impairment of goodwill or indefinite-lived intangible assets; (R) our ability to execute our strategy to become the economic leader in our target markets and build an operating model to enable profitable growth; (S) increases in costs related to employee health care benefits; and (T) risks that anticipated results from business restructuring initiatives will not be achieved,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

implementation of cost-saving and business restructuring initiatives may take more time or cost more than expected, the anticipated cost savings may be materially less than anticipated, and the restructuring may result in disruption in delivery of services to our customers. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results, performance, prospects, or opportunities. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2021 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)	February 26, 2022	February 27, 2021	% Change	February 26, 2022	February 27, 2021	% Change
Net sales	$327,957	$308,612	6%	$1,313,977	$1,230,774	7%
Cost of sales	234,189	238,945	(2)%	1,039,816	955,084	9%
Gross profit	93,768	69,667	35%	274,161	275,690	(1)%
Selling, general and administrative expenses	102,408	123,573	(17)%	252,116	250,163	1%
Operating (loss) income	(8,640)	(53,906)	84%	22,045	25,527	(14)%
Interest expense, net	928	167	456%	3,767	4,408	(15)%
Other (expense) income, net	(1,142)	807	N/M	(4,408)	1,492	N/M
(Loss) earnings before income taxes	(10,710)	(53,266)	80%	13,870	22,611	(39)%
Income tax expense (benefit)	5,563	(10,895)	N/M	10,384	7,175	45%
Net (loss) earnings	$(16,273)	$(42,371)	62%	$3,486	$15,436	(77)%

(Loss) earnings per share - basic	$(0.67)	$(1.65)	59%	$0.14	$0.59	(76)%
Weighted average basic shares outstanding	24,183	25,613	(6)%	24,920	25,955	(4)%
(Loss) earnings per share - diluted	$(0.67)	$(1.65)	59%	$0.14	$0.59	(76)%
Weighted average diluted shares outstanding	24,183	25,613	(6)%	25,292	26,304	(4)%
Cash dividends per common share	$0.2200	$0.2000	10%	$0.8200	$0.7625	8%

Business Segment Information
(Unaudited)
	Three Months Ended			Twelve Months Ended
(In thousands)	February 26, 2022	February 27, 2021	% Change	February 26, 2022	February 27, 2021	% Change
Net sales
Architectural Framing Systems	$143,132	$131,071	9%	$596,608	$570,850	5%
Architectural Glass	72,548	81,982	(12)%	309,241	330,256	(6)%
Architectural Services	98,729	81,896	21%	349,386	295,807	18%
Large-Scale Optical	26,551	21,611	23%	101,673	70,050	45%
Intersegment eliminations	(13,003)	(7,948)	64%	(42,931)	(36,189)	19%
Net sales	$327,957	$308,612	6%	$1,313,977	$1,230,774	7%
Operating (loss) income
Architectural Framing Systems	$(43,753)	$(70,972)	(38)%	$(16,726)	$(44,761)	(63)%
Architectural Glass	17,928	3,371	432%	1,785	18,678	(90)%
Architectural Services	11,761	10,712	10%	32,743	31,182	5%
Large-Scale Optical	6,293	6,073	4%	23,618	31,203	(24)%
Corporate and other	(869)	(3,090)	72%	(19,375)	(10,775)	(80)%
Operating (loss) income	$(8,640)	$(53,906)	(84)%	$22,045	$25,527	(14)%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	February 26, 2022	February 27, 2021
Assets
Cash and cash equivalents	$37,583	$47,277
Current assets	300,309	303,397
Net property, plant and equipment	249,995	298,443
Other assets	299,976	365,982
Total assets	$887,863	$1,015,099
Liabilities and shareholders' equity
Current liabilities	231,946	215,552
Current debt	1,000	2,000
Long-term debt	162,000	163,000
Other liabilities	106,718	141,802
Shareholders' equity	386,199	492,745
Total liabilities and shareholders' equity	$887,863	$1,015,099

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Twelve Months Ended
(In thousands)	February 26, 2022	February 27, 2021
Net earnings	$3,486	$15,436
Depreciation and amortization	49,993	51,440
Share-based compensation	6,293	8,573
Asset impairment on property, plant and equipment	21,497	1,400
Gain on disposal of assets	(20,987)	(20,044)
Impairment expense on intangibles and goodwill	49,473	70,069
Other, net	3,190	3,687
Changes in operating assets and liabilities:
Receivables	3,859	21,630
Inventories	(7,706)	(1,440)
Costs and earnings on contracts in excess of billings	(897)	44,183
Accounts payable and accrued expenses	7,010	(32,591)
Billings on contracts in excess of costs and earnings	(14,288)	(10,351)
Refundable and accrued income taxes	11,017	2,652
Operating lease liability	(12,720)	(11,513)
Other	1,251	(1,268)
Net cash provided by operating activities	100,471	141,863
Capital expenditures	(21,841)	(26,165)
Proceeds from sales of property, plant and equipment	30,599	25,108
Other, net	525	(1,090)
Net cash provided (used) by investing activities	9,283	(2,147)
Borrowings on line of credit	—	198,601
Repayments on debt	(2,000)	(5,400)
Payments on line of credit	—	(246,340)
Proceeds from exercise of stock options	4,115	—
Repurchase and retirement of common stock	(100,414)	(32,878)
Dividends paid	(20,266)	(19,601)
Other	(2,007)	(2,258)
Net cash used by financing activities	(120,572)	(107,876)
(Decrease) increase in cash and cash equivalents	(10,818)	31,840
Effect of exchange rates on cash	1,124	485
Cash, cash equivalents and restricted cash at beginning of year	47,277	14,952
Cash, cash equivalents and restricted cash at end of period	$37,583	$47,277

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands)	February 26, 2022	February 27, 2021	February 26, 2022	February 27, 2021
Net (loss) earnings	$(16,273)	$(42,371)	$3,486	$15,436
Impairment expense on goodwill and intangible assets (1)	49,473	70,069	49,473	70,069
Restructuring costs (2)	6,279	4,884	30,512	4,884
Gain on sale of assets (3)	(19,456)	—	(19,456)	(19,346)
Impairment of equity investment (4)	—	—	3,000	—
COVID-19 (5)	—	920	—	4,988
Post-acquisition and acquired project matters	—	—	—	1,000
Income tax expense (benefit) impact on above adjustments (6)	2,394	(17,475)	(4,414)	(13,905)
Adjusted net earnings	$22,417	$16,027	$62,601	$63,126

	Three Months Ended		Twelve Months Ended
	February 26, 2022	February 27, 2021	February 26, 2022	February 27, 2021
(Loss) earnings per diluted common share	$(0.67)	$(1.65)	$0.14	$0.59
Impairment expense on goodwill and intangible assets (1)	2.01	2.74	1.96	2.66
Restructuring costs (2)	0.26	0.19	1.21	0.19
Gain on sale of assets (3)	(0.79)	—	(0.77)	(0.74)
Impairment of equity investment (4)	—	—	0.12	—
COVID-19 (5)	—	0.04	—	0.19
Post-acquisition and acquired project matters	—	—	—	0.04
Income tax expense (benefit) impact on above adjustments (6)	0.10	(0.68)	(0.17)	(0.53)
Adjusted earnings per diluted common share	$0.91	$0.63	$2.48	$2.40

Per share amounts are computed independently for each of the items presented so the sum of the items may not equal the total amount.
(1) Adjustment related to impairment charge recorded during the fourth quarter of the current year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter. For the prior year periods, impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment resulted from our fourth quarter annual impairment evaluation.
(2) Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively. In the prior year, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.

(3) Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022 and gain on sale of building within the Large-Scale Optical segment during the third quarter of fiscal 2021.
(4) Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment was recorded during the third quarter of fiscal 2022 and represents a write-down of Apogee’s entire investment in the company.

(5) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.
(6) Income tax impact calculated using an estimated statutory tax rate of 25%, which reflects the estimated blended statutory tax rate for the jurisdiction in which the charge or income occurred. Income tax impact in the current year periods excludes the tax benefit related to the impairment expense in certain jurisdictions due to a tax valuation allowance. Income tax impact in the prior year periods excludes the amount of impairment expense that is non-deductible in the applicable jurisdiction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income and Adjusted Operating Margin
(Unaudited)
	Three Months Ended February 26, 2022
	Framing Systems Segment		Glass Segment		LSO Segment		Corporate	Consolidated
(In thousands)	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating income	Operating margin	Operating loss	Operating (loss) income	Operating margin
Operating (loss) income	$(43,753)	(30.6)%	$17,928	24.7%	$6,293	23.7%	$(869)	$(8,640)	(2.6)%
Impairment expense on intangible assets (1)	49,473	34.6	—	—	—	—	—	49,473	15.1
Restructuring costs (2)	(271)	(0.2)	6,187	8.5	—	—	363	6,279	1.9
Gain on sale of assets (3)	—	—	(19,456)	(26.8)	—	—	—	(19,456)	(5.9)
Adjusted operating income (loss)	$5,449	3.8%	$4,659	6.4%	$6,293	23.7%	$(506)	$27,656	8.4%

	Three Months Ended February 27, 2021
	Framing Systems Segment		Glass Segment		LSO Segment		Corporate	Consolidated
(In thousands)	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating income	Operating margin	Operating loss	Operating (loss) income	Operating margin
Operating (loss) income	$(70,972)	(54.1)%	$3,371	4.1%	$6,073	28.1%	$(3,090)	$(53,906)	(17.5)%
Impairment expense on goodwill and intangible assets (1)	70,069	53.5	—	—	—	—	—	70,069	22.7
Restructuring costs (2)	4,448	3.4	207	0.3	—	—	229	4,884	1.6
COVID-19 (5)	—	—	—	—	—	—	920	920	0.3
Adjusted operating income (loss)	$3,545	2.7%	$3,578	4.4%	$6,073	28.1%	$(1,941)	$21,967	7.1%

(1) Adjustment related to impairment charge recorded during the fourth quarter of the current year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter. For the prior year periods, impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment resulted from our fourth quarter annual impairment evaluation.

(2) Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million of asset impairment charges, $0.4 million of employee termination costs and $1.0 million of other costs associated with these restructuring plans incurred during the fourth quarter of fiscal 2022. In the prior year, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.
(3) Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.
(5) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income and Adjusted Operating Margin
(Unaudited)
	Twelve Months Ended February 26, 2022
	Framing Systems Segment		Glass Segment		LSO Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating (loss) income	$(16,726)	(2.8)%	$1,785	0.6%	$23,618	23.2%	$(19,375)	$22,045	1.7%
Impairment expense on intangible assets (1)	49,473	8.3	—	—	—	—	—	49,473	3.8
Restructuring costs (2)	1,733	0.3	27,096	8.8	—	—	1,683	30,512	2.3
Gain on sale of assets (3)	—	—	(19,456)	(6.3)	—	—	—	(19,456)	(1.5)
Adjusted operating income (loss)	$34,480	5.8%	$9,425	3.0%	$23,618	23.2%	$(17,692)	$82,574	6.3%

	Twelve Months Ended February 27, 2021
	Framing Systems Segment		Glass Segment		LSO Segment		Corporate	Consolidated
(In thousands)	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating (loss) income	$(44,761)	(7.8)%	$18,678	5.7%	$31,203	44.5%	$(10,775)	$25,527	2.1%
Impairment expense on goodwill and intangible assets (1)	70,069	12.3	—	—	—	—	—	70,069	5.7
Restructuring costs (2)	4,448	0.8	207	0.1	—	—	229	4,884	0.4
Gain on sale of assets (3)	—	—	—	—	(19,346)	(27.6)	—	(19,346)	(1.6)
COVID-19 (5)	—	—	—	—	—	—	4,988	4,988	0.4
Post-acquisition and acquired project matters	—	—	—	—	—	—	1,000	1,000	0.1
Adjusted operating income (loss)	$29,756	5.2%	$18,885	5.7%	$11,857	16.9%	$(4,558)	$87,122	7.1%

(1) Adjustment related to impairment charge recorded during the fourth quarter of the current year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter. For the prior year periods, impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment resulted from our fourth quarter annual impairment evaluation.
(2) Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $21.5 million of asset impairment charges, $6.2 million of employee termination costs and $2.8 million of other costs associated with these restructuring plans incurred during fiscal 2022. In the prior year, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.
(3) Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022 and gain on sale of building within the Large-Scale Optical segment during the third quarter of fiscal 2021.
(5) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA and Adjusted EBITDA
(Unaudited)
	Three Months Ended		Twelve Months Ended
(In thousands)	February 26, 2022	February 27, 2021	February 26, 2022	February 27, 2021
Net (loss) earnings	$(16,273)	$(42,371)	3,486	15,436
Income tax expense (benefit)	5,563	(10,895)	10,384	7,175
Interest expense, net	928	167	3,767	4,408
Depreciation and amortization	11,640	13,440	49,993	51,440
EBITDA	$1,858	$(39,659)	67,630	78,459
Impairment expense on intangibles and goodwill (1)	49,473	70,069	49,473	70,069
Restructuring costs (2)	6,279	4,884	30,512	4,884
Gain on sale of assets (3)	(19,456)	—	(19,456)	(19,346)
Impairment of equity investment (4)	—	—	3,000	—
COVID-19 (5)	—	920	—	4,988
Post-acquisition and acquired project matters	—	—	—	1,000
Adjusted EBITDA	$38,154	$36,214	$131,159	$140,054

(1) Adjustment related to impairment charge recorded during the fourth quarter of the current year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter. For the prior year periods, impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment resulted from our fourth quarter annual impairment evaluation.
(2) Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively. In the prior year, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.
(3) Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022 and gain on sale of building within the Large-Scale Optical segment during the third quarter of fiscal 2021.
(4) Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment was recorded during the third quarter of fiscal 2022 and represents a write-down of Apogee’s entire investment in the company.
(5) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Return on Invested Capital Reconciliation
(Unaudited)
	Twelve Months Ended
(In thousands, except percentages)	February 26, 2022	February 27, 2021
Operating income	$22,045	$25,527
Impairment expense on intangibles and goodwill (1)	49,473	70,069
Restructuring costs (2)	30,512	4,884
Gain on sale of assets (3)	(19,456)	(19,346)
COVID-19 (5)	—	4,988
Post-acquisition and acquired project matters	—	1,000
Adjusted operating income	$82,574	$87,122
Tax adjustment (7)	20,644	21,781
Adjusted operating income after taxes	61,930	65,341
Average invested capital (8)	760,993	845,114
Return on invested capital (ROIC) (9)	8.1%	7.7%

(1) Adjustment related to impairment charge recorded during the fourth quarter of the current year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter. For the prior year periods, impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment resulted from our fourth quarter annual impairment evaluation.
(2) Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively. In the prior year, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.
(3) Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022 and gain on sale of building within the Large-Scale Optical segment during the third quarter of fiscal 2021.
(5) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.
(7) Income tax impact calculated using an estimated statutory tax rate of 25%, which reflects the estimated blended statutory tax rate for the jurisdiction in which the charge or income occurred.
(8) Average invested capital represents a trailing five quarter average of total assets less average current liabilities (excluding current portion long-term debt).
(9) ROIC calculated by dividing adjusted operating income after taxes by average invested capital

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com